Exhibit 10.1
Execution Version

This PREFERRED STOCK AGREEMENT (this “Agreement”) dated as of January 5, 2021, is entered into by and between R1 RCM Inc., a Delaware corporation (the “Company”), and TCP-ASC ACHI Series LLLP, a Delaware limited liability limited partnership (the “Investor”).
WHEREAS, the Company has issued shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”) to Investor; and
WHEREAS, as of the date hereof, the Investor owns 294,266 shares of Series A Preferred Stock (the “Current Shares”); and
WHEREAS, the Company has requested that the Investor agree to convert all of its Current Shares into shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), and the Investor has agreed to the foregoing, subject to the terms and conditions of this Agreement; and
WHEREAS, after due consideration, the board of directors of the Company (the “Board”), other than directors affiliated with Ascension Health Alliance or TowerBrook Capital Partners L.P., acting upon the unanimous recommendation of a special committee of the Board (the “Special Committee”), has unanimously approved the Company entering into this Agreement and the Transaction (as defined below); and
WHEREAS, pursuant to Section 2.4(c) of that certain Investor Rights Agreement, dated as of February 16, 2016, by and among the Company, the Investor and, solely for purposes of Section 4, Section 6 and Section 11 thereof, the Investor Affiliates (as defined therein) (as amended, restated or otherwise modified from time to time in accordance with its terms, the “IRA”), a majority of the directors who are not Investor Designees (as defined in the IRA) have approved the Company entering into this Agreement and the Transaction; and
WHEREAS, the Special Committee and the directors of the Board who are not affiliated with Ascension Health Alliance or TowerBrook Capital Partners L.P. have received the opinions of each of Barclays Capital Inc. and Duff & Phelps, LLC to the effect that, as of the date of each such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Consideration (as defined below) to be paid by the Company to the Investor pursuant to the Transaction is fair to the Company, from a financial point of view.
NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants contained herein, the parties hereby agree as follows:

W/3856070
1006378887v16

1.    Preferred Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Investor will convert all of its Current Shares into 117,706,400 shares of Common Stock (the “Underlying Common Shares”) into which the Current Shares are convertible pursuant to the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) and, in consideration thereof, the Company will (i) issue 21,582,800 additional shares of Common Stock (the “Additional Shares” and, together with the Underlying Shares, the “Aggregate Common Shares”) and (ii) pay the Investor $105,000,000 in cash (the “Cash Payment” and, together with the Aggregate Common Shares, the “Consideration”). The transactions contemplated by this Section 1 are referred to in this Agreement as the “Transaction.” The parties agree that all of the Aggregate Common Shares shall (x) be deemed Registrable Securities for purposes of the registration rights agreement, dated as of February 16, 2016, by and between the Company and Investor and (y) count towards the Investor’s Ownership Threshold and the Investor’s Ownership Percentage, in each case, as defined in, and for all purposes under, the IRA. The Investor shall not convert any shares of Series A Preferred Stock into Common Stock prior to the Closing (as defined below). The parties agree that in the event the Investor receives any additional shares of Series A Preferred Stock prior to the Closing (“Additional Preferred Shares”), it will convert such Additional Preferred Shares at the Closing into the shares of Common Stock into which such Additional Preferred Shares are convertible pursuant to the Certificate of Designation (and such shares of Common Stock shall constitute part of the Aggregate Common Shares) and the number of Additional Shares shall be reduced by an amount equal to the number of shares of Common Stock issued with respect to the Additional Preferred Shares.
2.    Closing.
(a)    The consummation of the Transaction (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY, 10019 at 8:00 a.m. (local time), on the date that is two (2) business days following the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Section 3 (other than conditions that by their nature are to be satisfied and are in fact satisfied at the Closing), or at such other time and place as the Company and the Investor shall mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
(b)    On the Closing Date, (x) the Company shall (i) deliver the Cash Payment to the Investor by wire transfer of immediately available funds, to an account designated in writing by the Investor no later than one (1) business day before the Closing Date, (ii) issue the Underlying Common Shares to the Investor, and (iii) issue the Additional Common Shares to the Investor, and (y) the Investor shall deliver any notices and take any other acts required under the Certificate of Designations to effect the Transaction.
3.    Conditions to Closing.
(a)    The respective obligations of each of the parties to consummate the Transaction is subject to the satisfaction (or written waiver by the parties, if permissible by applicable law) of the following conditions:

1006378887v16

(i)    No law, rule, regulation, injunction, order, decree, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any national, federal, state, provincial, local, supranational or foreign government or any court of competent jurisdiction, tribunal or commission or other national, federal, state, provincial, local, supranational or foreign governmental or quasigovernmental authority or instrumentality (including any legislature, commission, regulatory or administrative authority, governmental agency, bureau, branch or department (each, a “Governmental Authority”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transaction.
(ii)    The execution of an amendment to the Credit Agreement, dated as of June 26, 2019 (as amended by Amendment No.1 to the Credit Agreement, dated as of March 20, 2020, as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, the subsidiary guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders named therein, to amend the Credit Agreement to the extent required to permit the Company to make the Cash Payment to Investor.
(b)    The obligation of the Investor to consummate the Transaction is subject to the satisfaction (or written waiver by the Investor, if permissible by applicable law) of the following conditions:
(i)    The representations and warranties of the Company set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date.
(ii)    The Company shall have performed in all material respects all of its obligations hereunder to be performed by the Company at or prior to the Closing Date.
(iii)    The Company shall have duly executed and delivered a counterpart to an amendment to the IRA in the form attached as Exhibit A hereto (the “IRA Amendment”).
(c)    The obligation of the Company to consummate the Transaction is subject to the satisfaction (or written waiver by the Company, if permissible by applicable law) of the following conditions:
(i)    The representations and warranties of the Investor set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date.
(ii)    The Investor shall have performed in all material respects all of its obligations hereunder to be performed by the Investor at or prior to the Closing Date.
(iii)    The Investor shall have duly executed and delivered a counterpart to the IRA Amendment.

1006378887v16

4.    Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:
(a)    The Investor is a limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. (i) As of the date hereof, the Investor is the legal and beneficial owner of the Current Shares and (ii) as of immediately prior to the Closing, Investor will be the legal and beneficial owner of the Current Shares and any Additional Preferred Shares. The Investor owns and will own the Current Shares (and will own any Additional Preferred Shares when issued) outright and free and clear of any options, contracts, agreements, liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind, or other encumbrances, other than those contained in the IRA.
(b)    The Investor has and will have sole and unrestricted voting power with respect to the Current Shares (and will have sole and unrestricted voting power with respect to any Additional Preferred Shares once issued) and none of the Current Shares is or will be (and none of the Additional Preferred Shares will be once issued) subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of such shares, except as contemplated by this Agreement or as contained in the Limited Liability Partnership Agreement of the Investor, dated as of December 7, 2015.
(c)    The Investor has full right, power, authority and capacity to enter into this Agreement and the IRA Amendment and to consummate the Transaction. All partnership action on the part of the Investor and its equityholders necessary for the authorization, execution, and delivery of this Agreement and the IRA Amendment, the performance of all obligations of the Investor under this Agreement and the IRA Amendment and the consummation of the Transaction and the transactions contemplated by the IRA Amendment, has been taken. This Agreement and the IRA (as amended by the IRA Amendment when executed and delivered) constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms.
(d)    Entry into this Agreement and the IRA Amendment, and the consummation by the Investor of the Transaction, do not and will not (i) violate or conflict with any provision of the organizational documents of the Investor, as amended to the date of this Agreement, (ii) violate any applicable law binding on the Investor, (iii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Investor is a party or accelerate the Investor’s obligations under any such Contract or (iv) require any consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, or any notice to, any Governmental Authority.
5.    Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows as of the date hereof and as of the Closing Date:

1006378887v16

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    The Aggregate Common Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any liens or restrictions on transfer other than restrictions under this Agreement and the IRA and under applicable state and federal securities laws.
(c)    The Company has full right, power, authority and capacity to enter into this Agreement and the IRA Amendment and to consummate the Transaction. (i) All necessary corporate action has been taken on the part of the Company, its officers, and directors, and (ii) no further vote or approval of the Company’s stockholders is required under any law, rule, regulation or stock exchange rule or policy, in each case, for the authorization, execution, and delivery of this Agreement and the IRA Amendment, the performance of all obligations of the Company under this Agreement and the IRA Amendment and the consummation of the Transaction and the transactions contemplated by the IRA Amendment, and the authorization, issuance, sale, and delivery of the Consideration. This Agreement and the IRA (as amended by the IRA Amendment when executed and delivered) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
(d)    Entry into this Agreement and the IRA Amendment, and the consummation by the Company of the Transaction, do not and will not (i) violate or conflict with any provision of the certificate of incorporation and bylaws of the Company, in each case as amended to the date of this Agreement; (ii) violate any applicable law binding on the Company, including, without limitation, Section 160 of the General Corporation Law of the State of Delaware, (iii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of any Contract to which the Company or any of its subsidiaries is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract or (iv) require any consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, or any notice to, any Governmental Authority.

1006378887v16

(e)    On or prior to the date of this Agreement, the Special Committee has made a unanimous recommendation to the Board evidencing its determination that this Agreement, the IRA Amendment and the Transaction are fair to and in the best interests of the Company and its stockholders (other than the Investor). On or prior to the date of this Agreement, (i) the directors of the Board who are not directors affiliated with Ascension Health Alliance or TowerBrook Capital Partners L.P. unanimously have and (ii) a majority of the directors of the Board who are not Investor Designees (as defined in the IRA) have, in each case, duly adopted resolutions (in the form provided to the Investor prior to such approval) (i) evidencing a determination that this Agreement, the IRA Amendment and the Transaction are fair to and in the best interests of the Company and its stockholders (other than the Investor), and (ii) approving this Agreement, the IRA Amendment and the Transaction. On or prior to the date of this Agreement, the Special Committee and the directors of the Board who are not affiliated with Ascension Health Alliance or TowerBrook Capital Partners L.P. have received the opinions (which will be provided to the Investor on a non-reliance basis following the execution of this Agreement) of each of Barclays Capital Inc. and Duff & Phelps, LLC, to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Consideration to be paid by the Company to the Investor pursuant to the Transaction is fair to the Company, from a financial point of view.
(f)    The Board has duly adopted resolutions to cause the Transaction to be exempt from the liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.
6.    Survival. None of the representations and warranties made in this Agreement shall survive the Closing. All covenants and agreements of the Company and the Investor contained in this Agreement shall survive the Closing Date in accordance with their respective terms, but not to exceed the applicable statute of limitations in the event of a breach of such covenant; provided that all covenants and agreements of the parties contained in this Agreement which by their terms are to be performed at or prior to the Closing shall not survive the Closing. Notwithstanding the foregoing no representation, warranty, covenant or agreement made in this Agreement shall survive any termination of this Agreement.
7.    Efforts. The Investor and the Company shall use reasonable best efforts to take or cause to be taken all actions necessary, proper, or advisable to cause, as promptly as practicable, to cause the conditions to the Closing to be satisfied.

1006378887v16

8.    Transfers. The Investor shall not, until the date that is one (1) year after the Closing Date (the “Lock-up Period”), directly or indirectly, sell, assign, pledge, encumber, convert, exchange, hypothecate or otherwise dispose of or transfer (a “Transfer”) any Aggregate Common Shares. Following the expiration of the Lock-Up Period, the Investor shall, subject to the restrictions set forth in the IRA and applicable law, be permitted to Transfer any and all of the Aggregate Common Shares and the restrictions set forth in this Section 8 will no longer be applicable to the Investor. Notwithstanding any of the foregoing, this Section 8 shall not apply to Transfers of Common Stock (i) to any successor entity of the Investor, (ii) in connection with a Permitted Transfer (as defined in the IRA) or (iii) otherwise approved in writing by the Company. For the avoidance of doubt, the restrictions of this Section 8 shall not apply to Transfers of the warrant agreement, dated February 16, 2016, by and between the Company and Investor (as amended, restated or otherwise modified from time to time in accordance with its terms, the “Warrant”) or any shares of Common Stock underlying the Warrant.
9.    Termination.
(a)    This Agreement may be terminated at any time prior to the Closing:
(i)    by either the Investor or the Company, if the Closing shall not have occurred by February 15, 2021;
(ii)    by either the Investor or the Company in the event that (i) any Governmental Authority shall have issued an injunction, order, decree, judgement or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transaction and such order, decree, ruling or other action shall have become final and nonappealable or (ii) any law, rule or regulation prohibits the closing of the Transaction;
(iii)    by the mutual written consent of the Investor and the Company.
(b)    In the event of termination of this Agreement as provided in Section 9(a), this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto; provided that, notwithstanding the foregoing, the terms of Section 10, Section 12 and this Section 9(b) shall remain in full force and effect and shall survive any termination of this Agreement.

1006378887v16

10.    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a business day by electronic mail before 5:00 p.m. (recipient’s time) on the day sent by electronic mail, unless the sender of such electronic mail receives an non-delivery message; (c) if sent by electronic mail on a day other than a business day, or if sent by electronic mail after 5:00 p.m. (recipient’s time) on the day sent by electronic mail, on the business day following the date, unless the sender of such electronic mail receives an non-delivery message; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, two (2) business days after being delivered to such courier, in each case to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto):
If to the Investor, to:
c/o TowerBrook Capital Partners L.P.
Park Avenue Tower
65 East 55th Street, 19th Floor
New York, NY 10022
Attention: Glenn Miller
Email: glenn.miller@towerbrook.com

with copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Steven A. Cohen
Elina Tetelbaum
Email: SACohen@wlrk.com
Etetelbaum@wlrk.com

and to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Stephen A. Infante
Email: sinfante@cov.com

1006378887v16

If to the Company, to:
R1 RCM Inc.
401 North Michigan Ave., Suite 2700
Chicago, IL 60611
Attention: General Counsel
Email: sradcliffe@r1rcm.com

with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Jeffrey J. Rosen
William D. Regner
Email: jrosen@debevoise.com
wdregner@debevoise.com

11.    Non-Recourse. Except for the Investor’s and the Company’s ability to enforce this Agreement, no director, officer, employee, incorporator, shareholder, managing member, member, general partner, limited partner, principal or other agent of the Investor or the Company shall have any liability for any obligations of the Investor or the Company, as applicable, under this Agreement.
12.    Tax Matters. The Company has received from the Investor a completed and executed IRS Form W-9. The parties acknowledge and agree that (i) the parties intend, for U.S. federal income tax purposes, for this agreement to qualify as a plan of reorganization and as an isolated transaction that is a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the Transaction and the payment of the Consideration hereunder are not intended to be treated as a distribution to which Section 301 of the Code applies and shall instead be analyzed under Section 356(a)(2) of the Code and (iii) the Company shall not withhold any taxes with respect any of the transactions contemplated hereunder (including, without limitation on the Cash Payment). The parties hereto shall take no position inconsistent with the foregoing on any tax return or in any audit or proceeding (whether judicial or administrative) or for any other tax purpose, unless required by a “determination” (within the meaning of Section 1313(a) of the Code).

1006378887v16

13.    Public Disclosure. Any press release, public communication or governmental filing announcing this Agreement and the Transaction (the “Initial Announcements”) shall be in a form agreed between the Company and Investor. Other than the Initial Announcements, no press release, public announcement, communication or governmental filing concerning this Agreement or the Transaction shall be issued, filed or furnished, as the case may be, by either party without the prior written consent of the other party; provided that this Section 13 shall not restrict the ability of either party to make any press release, public communication or governmental filing concerning this Agreement or the Transaction following the Initial Announcements, including in any forms, statements, certifications, reports and documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission, to the extent consistent with the Initial Announcements.
14.    Miscellaneous. The provisions of Article XI of the IRA (other than Section 11.6 thereof) shall apply to this Agreement mutatis mutandis.

[The remainder of this page has intentionally been left blank]

1006378887v16

IN WITNESS WHEREOF, the parties have executed this Agreement with the intent that it be effective on the date first above written.

R1 RCM INC.
By:    /s/ Rachel Wilson
Name: Rachel Wilson
Title: Chief Financial Officer

TCP-ASCH ACHI SERIES LLLP
By: TCP-ASC GP, LLC, its General Partner
By:    /s/ Glenn F. Miller
Name: Glenn F. Miller
Title: Vice President

[Signature Page to Preferred Stock Agreement]
1006378887v16

Exhibits

Exhibit A    Amendment to Investor Rights Agreement*
*    Filed separately as an exhibit to this Current Report on Form 8-K
1006378887v16